As filed with the Securities and Exchange Commission on May 25, 2007
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          87-0748324
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                            -------------------------
                        Loral Space & Communications Inc.
                            2005 Stock Incentive Plan
                            (Full title of the plan)
                            -------------------------
                                 Avi Katz, Esq.
                       Vice President and General Counsel
                        Loral Space & Communications Inc.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================

                                                     Proposed maximum        Proposed maximum
  Title of securities          Amount to be           offering price        aggregate offering         Amount of
    to be registered          registered (1)           per share (2)             price (2)          registration fee
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par
value per share                 1,582,000                $46.15                $73,009,300.00           $2,241.39
========================= ======================= ======================== ====================== =====================

(1) This Registration Statement covers an additional 1,582,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of Loral Space & Communications Inc. (the "Company") authorized to be offered and sold pursuant to the Company's 2005 Stock Incentive Plan, as amended from time to time (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined solely for calculating the amount of the registration fee, based upon the average of the high and low price of the Common Stock on May 23, 2007 on the Nasdaq Stock Market, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

                                Explanatory Note

     This Registration Statement on Form S-8, which incorporates by reference the Registrant's previous Registration Statement on Form S-8 (Registration No. 333-132795), is being filed by the Registrant solely to register additional securities issuable pursuant to its 2005 Stock Incentive Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed pursuant to the Exchange Act;

     (c) The Company's Current Reports on Form 8-K, filed on February 1, 2007, February 26, 2007, February 28, 2007, March 21, 2007, March 23, 2007
          and May 8, 2007, respectively, pursuant to the Exchange Act;

     (d) The Company's Registration Statement on Form S-8 (Registration No. 333-132795), filed on March 29, 2006 pursuant to the Securities Act of 1933, as amended (the "Securities Act"); and

     (e) The description of the common stock of the Company, $0.01 par value per share, contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to the Exchange Act.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 407(e)(5) of Regulation S-K of the Commission shall not be deemed to be specifically incorporated by reference herein). Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.   EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher LLP as to the validity of the shares to be issued.

     23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

     24 Powers of Attorney (reference is made to the signature page herein).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of May, 2007.

                                             LORAL SPACE & COMMUNICATIONS INC.



                                             By:  /s/ Avi Katz
                                                  ------------------------------
                                                      Avi Katz
                                                      Vice President, General
                                                      Counsel and Secretary

          Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Michael B. Targoff, Eric J. Zahler, Richard
J. Townsend, Avi Katz, and Janet T. Yeung, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                            Title                     Date
        ---------                            -----                     ----

/s/ Michael B. Targoff        Chief Executive Officer and Vice     May 22, 2007
---------------------------   Chairman of the Board (Principal
Michael B. Targoff            Executive Officer)

/s/ Mark H. Rachesky          Chairman of the Board                May 22, 2007
---------------------------
Mark H. Rachesky, M.D.

/s/ Sai S. Devabhaktuni       Director                             May 22, 2007
---------------------------
Sai S. Devabhaktuni

/s/ Hal Goldstein             Director                             May 22, 2007
---------------------------
Hal Goldstein

/s/ John D. Harkey, Jr.       Director                             May 22, 2007
---------------------------
John D. Harkey, Jr.

/s/ Dean Olmstead             Director                             May 22, 2007
---------------------------
Dean Olmstead

/s/ Arthur L. Simon           Director                             May 22, 2007
---------------------------
Arthur L. Simon

/s/ John P. Stenbit           Director                             May 22, 2007
---------------------------
John P. Stenbit

/s/ Richard J. Townsend       Executive Vice President and Chief   May 22, 2007
---------------------------   Financial Officer (Principal
Richard J. Townsend           Financial Officer)

/s/ Harvey B. Rein            Vice President and Controller        May 22, 2007
---------------------------   (Principal Accounting Officer)
Harvey B. Rein

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

     5 Opinion of Willkie Farr & Gallagher LLP as to the validity of the shares to be issued.

     23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

     24 Powers of Attorney (reference is made to the signature page herein).